Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "DRAGONFLY ENERGY HOLDINGS CORP.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 2023, AT 1:20 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF MARCH, A.D. 2023 AT 4:01 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE 1793 1895

3113719 8100
SR# 20231223834

Authentication: 203042763
Date: 03-30-23

CERTIFICATE OF CONVERSION
CONVERTING
DRAGONFLY ENERGY HOLDINGS CORP., A DELAWARE COPORATION
TO
DRAGONFLY ENERGY HOLDINGS CORP., A NEVADA CORPORATION

This Certificate of Conversion, dated as of March 30, 2023, has been duly executed and is being filed by Dragonfly Energy Holdings Corp., a Delaware corporation (the "Corporation"), to convert the Corporation to Dragonfly Energy Holdings Corp., a Nevada corporation (the "Nevada Corporation"), under the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.).

1. The name of the Corporation is Dragonfly Energy Holdings Corp. The name of the Corporation under which it was originally incorporated was Chardan Global Acquisition 3 Corp.

2. The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on June 23, 2020.

3. The name of the entity to which the Corporation shall convert is Dragonfly Energy Holdings Corp. The jurisdiction of the entity to which the Corporation shall convert is Nevada.

4. The conversion contemplated by this Certificate of Conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5. The Corporation agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the Corporation arising while it was a corporation of the State of Delaware, as well as for enforcement of any obligation of such other entity arising from the conversion, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceedings.

6. The address to which a copy of the process referred to above shall be mailed to the Corporation by the Secretary of State is 1190 Trademark Drive #108, Reno, Nevada 89521.

7. This Certificate of Conversion shall be effective at 4:01 p.m. Eastern time on March 31, 2023.

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:20 PM 03/30/2023
FILED 01:20 PM 03/30/2023
SR 20231223834 - File Number 3113719

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to as of the date first-above written.

Dragonfly Energy Holdings Corp.

By: */s/ Denis Phares*____________________
Name: Denis Phares
Title: Chief Executive Officer